

<ARTICLE>                     5
<LEGEND>
          This Schedule Contains Summary Financial Information Extraced From The
          consolidated Balance Sheet and Consolidated Income Statement of GATX
          and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   MAR-31-1998
<CASH>                                         106
<SECURITIES>                                   0
<RECEIVABLES>                                  1162
<ALLOWANCES>                                   131  <F1>
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0    <F2>
<PP&E>                                         4601
<DEPRECIATION>                                 1867
<TOTAL-ASSETS>                                 4947
<CURRENT-LIABILITIES>                          0    <F2>
<BONDS>                                        2809 <F3>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       17
<OTHER-SE>                                     668
<TOTAL-LIABILITY-AND-EQUITY>                   4947
<SALES>                                        0
<TOTAL-REVENUES>                               409
<CGS>                                          0
<TOTAL-COSTS>                                  183  <F4>
<OTHER-EXPENSES>                               62   <F5>
<LOSS-PROVISION>                               3
<INTEREST-EXPENSE>                             58
<INCOME-PRETAX>                                48   <F6>
<INCOME-TAX>                                   20
<INCOME-CONTINUING>                            37
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   37
<EPS-PRIMARY>                                  1.52
<EPS-DILUTED>                                  1.48


<F1> Receivables consist of three components: Trade Accounts of 115 million,
     Finance Leases of 675 million, and Secured Loans of 372 million.
<F2> Not applicable because GATX has an unclassified balance sheet.
<F3> Bonds consist of three components: Recourse Long-term debt of 2,235 million
     Nonrecourse long-term debt of 368 million and Capital lease obligations of 206 million.
<F4> This value represents Operating Expenses on the Consolidated Income
     Statement.
<F5> This value represents the Provision for Depreciation and Amortization on
     the Consolidated Income Statement.
<F6> This value represents Income Before Income Taxes and Equity in Net Earnings
     of Affiliates






